EXHIBIT 10.1
SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this "Amendment") is entered into as of May 5, 2014, to be effective as of April 24, 2014, by and among COMERICA BANK ("Bank") and LDR HOLDING CORPORATION, a Delaware corporation, and LDR SPINE USA, INC., a Delaware corporation (each a "Borrower", and collectively, "Borrowers").
RECITALS
Borrowers and Bank are parties to that Loan and Security Agreement dated as of November 23, 2009, as amended by that First Amendment to Loan and Security Agreement dated as of June 30, 2010, that Second Amendment to Loan and Security Agreement dated December 9, 2010 and effective as of September 30, 2010, that Third Amendment to Loan and Security Agreement dated as of February 10, 2011, that Fourth Amendment to Loan and Security Agreement dated as of April ____, 2011, that Fifth Amendment to Loan and Security Agreement dated April 25, 2012, and that Sixth Amendment to Loan and Security Agreement dated as of December 20, 2012 (collectively, "Agreement"). The parties desire to amend the Agreement further pursuant to the terms and conditions of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1.Section 1.1 of the Agreement is amended by adding the following defined term in its appropriate alphabetical order:

" 'Tangible Net Worth' means at any date as of which the amount thereof shall be determined, the sum of the capital stock, partnership interest or limited liability company interest of Borrowers and their Subsidiaries minus intangible assets (including without limitation, goodwill), determined in accordance with GAAP."

2.Section 1.1 of the Agreement is amended by amending the following terms in their entirety to read as follows:

" 'Borrowing Base' means an amount equal to (i) eighty percent (80%) of Eligible Accounts ('Eligible A/R Amount'), plus (ii) forty percent (40%) of Eligible Inventory, plus (iii) the Non-Formula Amount. Notwithstanding the foregoing, Advances made with respect to Eligible Inventory shall not exceed the lesser of (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000) and (b) the Eligible A/R Amount. Bank may change the foregoing advance rates by giving LDR Spine thirty (30) days prior written notice based on the results of audits of the Collateral."

" 'Non-Formula Amount' means an amount available for Advances without regard to the Borrowing Base, such amount being equal to either (i) Twenty Five Million Dollars ($25,000,000), if Borrowers' balance of Cash maintained at Bank equals or exceeds Twenty Million dollars ($20,000,000), or (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000) at all times that Borrowers' balance of Cash at Bank is less than Twenty Million Dollars ($20,000,000)."

" 'Revolving Line' means a Credit Extension up to Twenty Five Million Dollars ($25,000,000) (inclusive of any amounts outstanding under the Letter of Credit Sublimit and the Credit Card Services Sublimit)."

" 'Revolving Maturity Date' means April 29, 2016."

3.Clause (e) of the definition of "Permitted Investments" defined in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

"(e)    Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed Two Million Dollars ($2,000,000) in the aggregate in any fiscal year. Notwithstanding the foregoing, Investments by any Borrower in any Subsidiary or by any Subsidiary in any Borrower or any other Subsidiary related to Inventory purchases or Capital Expenditures in the ordinary course of business are permitted without regard to the Two Million Dollar ($2,000,000) limit set forth in the preceding sentence;"

4.Section 1.1 of the Agreement is amended by adding the following clause (m) to the definition of "Permitted Indebtedness" immediately after the existing clause (l):

"(m)    Up to an aggregate of €10,000,000 in principal Indebtedness incurred by LDR Medical S.A.S (the “Medical Debt”) (which indebtedness shall be in place of and not in addition to the €7,250,000 Medical Debt set forth on the Schedule of Exceptions)."

5.Section 2.5(d) of the Agreement (Warrant Waiver Fee) is amended and restated in its entirety to read as follows:
"(d)    [Intentionally Deleted]."

6.Section 6.2(i) of the Agreement is amended and restated to read in its entirety as follows:

"(i) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Borrowers' operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer;"

7.Section 6.2(a) of the Agreement is amended and restated in its entirety to read as follows:

"(a)    Within thirty (30) days after the end of each fiscal quarter, LDR Spine shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer of LDR Spine substantially in the form of Exhibit C hereto, together with aged listings by invoice date of accounts receivable and accounts payable and an inventory summary. Notwithstanding the forgoing, if Borrowers' balance of Cash at Bank equals or exceeds Twenty Million Dollars ($20,000,000) at the end of a fiscal quarter, LDR Spine shall not be required to deliver a Borrowing Base Certificate, aged listings by invoice date of accounts receivable and accounts payable and an inventory summary to Bank at the end of such fiscal quarter only."

8.Section 6.2(b) of the Agreement is amended and restated in its entirety to read as follows:

"(b)    Within thirty (30) days after the end of each fiscal quarter, LDR Spine shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer of LDR Spine as of the last day of each month, in substantially the form of Exhibit D hereto."

9.Section 6.2(d) of the Agreement is amended and restated in its entirety to read as follows:

"(d)    Bank shall have a right from time to time hereafter to audit each Borrower's Accounts and appraise Collateral at Borrowers' expense, provided that such audits will be conducted no more often than every twelve (12) months and the cost to Borrowers shall not be greater than Five Thousand Dollars ($5,000) per audit unless an Event of Default has occurred and is continuing."

10.Section 6.7 of the Agreement is amended and restated in its entirety to read as follows:
"6.7    Financial Covenants. Each Borrower shall at all times maintain the following financial ratios and covenants:
(a)    Tangible Net Worth. Tested by Bank as of the end of each fiscal quarter of Borrowers, at all times Borrowers' balance of Cash maintained at Bank is less than Twenty Million Dollars ($20,000,000), Borrowers shall maintain a Tangible Net Worth of at least Fifty Million Dollars ($50,000,000). Notwithstanding the foregoing, for any fiscal quarter that Borrowers' balance of Cash maintained at Bank equals or exceeds Twenty Million Dollars ($20,000,000) at the end of such quarter, Borrowers shall not be required to comply with the minimum Tangible Net Worth requirement set forth above for such fiscal quarter.
Bank shall have the right to reset the foregoing financial covenants annually, beginning February 28, 2015."

11.Section 7.12 of the Agreement is amended and restated to read in its entirety as follows:

"7.12 Capital Expenditures. Make Capital Expenditures in an amount greater than Fifteen Million Dollars ($15,000,000) during any fiscal year."

12.Notwithstanding anything to the contrary set forth in the Agreement or any Loan Document, upon Bank's receipt of evidence satisfactory to it, that Borrowers' have achieved EBITDA, calculated on a trailing four quarter basis, of greater than Five Million Dollars ($5,000,000), Bank and Borrowers shall execute an interest rate addendum, in form and substance satisfactory to Bank, that provides that Advances shall bear interest at a rate equal to LIBOR plus 2.50% per annum.

13.Exhibit C attached to the Agreement is replaced in its entirety with Exhibit C attached to this Amendment.

14.Exhibit D attached to the Agreement is replaced in its entirety with Exhibit D attached to this Amendment.

15.The Schedule of Exceptions attached to the Agreement is hereby amended as follows:

a.    The fourth paragraph under the heading titled Permitted Indebtedness (Section 1.1), which paragraph begins "3. Indebtedness incurred pursuant to a Note . . ." is renumbered "4."

16.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by either Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17.Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
18.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that no Event of Default has occurred and is continuing.
19.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)this Amendment, duly executed by Borrowers;
(b)a nonrefundable annual commitment fee in the amount of $31,250, which may be debited from either Borrower's account;
(c)all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of either Borrower's accounts; and
(d)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
20.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment to Loan and Security Agreement as of the first date above written.

LDR HOLDING CORPORATION

By:	/s/ Robert McNamara
Name:	Robert McNamara
Title:	Executive Vice President and Chief Financial Officer

LDR SPINE USA, INC.
By:	/s/ Robert McNamara
Name:	Robert McNamara
Title:	Executive Vice President and Chief Financial Officer

COMERICA BANK
By:	/s/ Paul Gerling
Name:	Paul Gerling
Title:	Senior Vice President

EXHIBIT C
Borrowing Base Certificate

(see attached)

EXHIBIT D
COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 2250 Austin, TX 78701 Fax: (512) 427-7178 Email: tlstxcompliance@comerica.com
FROM:LDR SPINE USA, INC., for itself and on behalf of all Borrowers

The undersigned authorized Officer of LDR SPINE USA, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) each Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, reporting covenants and limitations on Indebtedness, Investments, Liens and Transfers, no Credit Extensions will be made.

Please indicate compliance status by circling Yes/No under "complies" or "Applicable" column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Quarterly F/S	End of each Fiscal Quarter, within 30 days	YES	NO
Compliance Certificate	End of each Fiscal Quarter, within 30 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Borrowing Base Cert, A/R, A/P Agings & Inventory summary	If Borrower's Cash at Bank is $20,000,000 or less, within 30 days of FQE	YES	NO
Annual Board Approved Projections	By 1/31	YES	NO
Collateral Audit	Annually	YES	NO
Intellectual Property Report	Quarterly, within 30 days	YES	NO

If Public:
10Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower's cash and investments	Amount: $	YES	NO
Total amount of Borrower's cash and Investments maintained with Bank	Amount: $	YES	NO
Capital Expenditures	< $10,000,000	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED QUARTERLY, UNLESS OTHERWISE NOTED:

Tangible Net Worth (tested if Cash at Bank is less than $20,000,000)	$50,000,000	$________________	YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title